INVESTOR'S RIGHTS AGREEMENT


     THIS INVESTOR'S RIGHTS AGREEMENT (the "Agreement") is made as of February 4, 1998, by and between INTERACTIVE MAGIC, INC., a corporation organized under the laws of the State of Maryland (the "Company"), and VERTICAL FINANCIAL HOLDINGS, a corporation organized under the laws of Liechtenstein (the "Investor").


                                    RECITALS

     WHEREAS, the Company and the Investor are parties to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement");

     WHEREAS, to induce the Investor to invest funds in the Company pursuant to the Stock Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Class A Common Stock issuable to the Investor upon conversion of shares of Series B Convertible Preferred Stock purchased by the Investor pursuant to the Stock Purchase Agreement, and certain other matters as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

     1.1 Definitions.

          (a) "Act" means the Securities Act of 1933, as amended.

          (b) "Common Stock" means shares of the (i) Class A Common Stock (Voting) of the Company, par value $.10 per share (the "Class A Common Stock"), and (ii) Class B Common Stock (Nonvoting) of the Company, par value $.10 per share.

          (c) "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section
     1.12 hereof.

          (e) "1934 Act" means the Securities Exchange Act of 1934, as amended.


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          (f) "Series B Preferred Stock" means the Company's Series B
     Convertible Preferred Stock, par value $.10 per share.

          (g) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

          (h) "Registrable Securities" means (i) the Class A Common Stock issuable or issued upon conversion of the Series B Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned, or any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144 promulgated under the Act.

          (i) "SEC" shall mean the Securities and Exchange Commission.

     1.2 Request for Registration.

          (a) If the Company shall receive, at any time commencing one hundred eighty (180) days after the effective date of the first registration statement for a public offering of securities of the Company (the "IPO"), a written request from the Investor or any Holder of at least 50% of the then outstanding Registrable Securities that the Company file a registration statement under the Act covering the registration of Registrable Securities having a reasonably anticipated aggregate offering price to the public of at least $7,500,000, the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice, in accordance with Section 3.5 hereof, of such request to all Holders; and

               (ii) file as soon as practicable, and in any event within sixty
          (60) days of the receipt of such request, and use its best efforts to cause to become effective as soon as practicable, the registration under the Act of all Registrable Securities which the Holders request to be registered as specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered, subject to the limitations of Subsection 1.2(b);

     provided, that, if requested in writing by the managing underwriter of the IPO, the Investor shall agree to refrain from exercising its rights pursuant to this Section 1.2 until the first annual anniversary of the effective date of the IPO.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to

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     Subsection 1.2(a) and the Company shall include such information in the written notice referred to in Subsection 1.2(a). The underwriter will be selected by the Company and shall be acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall exclude from such underwriting (x) first, the maximum number of securities, if any, other than Registrable Securities, as is necessary to reduce the size of the offering and (y) then the minimum number of Registrable Securities, pro rata to the extent practicable, on the basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

          (c) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

               (ii) After the Company has effected one (1) registration pursuant to this Section 1.2, excluding any registrations effected on Form S-3, and such registration has been declared or ordered effective; provided, that in the event that any Holders determine in good faith, based on market conditions, not to sell substantially all of their Registrable Securities registered pursuant to Section 1.2, such Holders shall be entitled to require the Company to effect one (1) additional registration pursuant to this Section 1.2;

               (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below;

               (iv) If the Company delivers to the Initiating Holders an opinion, in form and substance acceptable to such Initiating Holders, of counsel satisfactory to the Initiating Holders that the Registrable Securities requested to be registered by the Initiating Holders may be sold or transferred without restriction pursuant to Rule 144(k) of the Act;

               (v) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on (A) a date ninety (90) days after the effective date or
          (B) the date of abandonment of, a Company-initiated registration


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

          statement relating to the offering of any of the Company's securities; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (vi) If the Company reasonably anticipates that it will consummate, within sixty (60) days after the date of receipt of any request pursuant to this Section 1.2, a significant business transaction that would be materially adversely affected, to the material detriment of the Company, by a registration pursuant to this
          Section 1.2 (all in the good faith determination of the Company's Board of Directors as certified by a certificate of the President or Chief Executive Officer of the Company); provided, that the registration statement relating to the request pursuant to this
          Section 1.2 shall be filed no later than sixty (60) days after the closing (or any such similar event) of agreements or documents consummating such transaction or the abandonment of such transaction, but in any event not later than 120 days after the receipt of the request pursuant to this Section 1.2; and provided, further, that the Company shall not be permitted to delay, pursuant to this Section 1.2(c)(vi) or Section 1.2(c)(v), its obligations pursuant to this
          Section 1.2 more than once in any twelve month period.

     1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or a registration on any registration form that does not permit secondary sales), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after giving of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, whichever first occurs; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed


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

     basis, such one hundred twenty (120) day period shall be extended until all such Registrable Securities are sold, if applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as, in the opinion of counsel to the Company, may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.


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

          (i) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with the registration pursuant to this Section 1, if such Registrable Securities are being sold through underwriters, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

     1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company if such registration occurs after the one year anniversary of the IPO; provided, that the Company shall not be responsible for fees and disbursements of counsel for the selling Holders to the extent that they exceed $15,000. All expenses including underwriting discounts and commissions incurred in connection with a registration pursuant to Section 1.2 shall be borne by the selling Holders if such registration occurs on or prior to the one year anniversary of the IPO.

     1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and, for one such registration only, the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to Section 1.3, the Company shall not be required under Section 1.3 to include any of a Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders and the Company to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the following priorities shall govern:


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          (a) If the underwritten offering has been initiated by the Company, the Company shall include in such underwriting (x) first, the securities the Company proposes to sell, (y) second, the Registrable Securities, any other securities entitled to the benefit of registration rights existing on the date of this Agreement ("Third Party Registrable Securities") requested to be included in such registration and up to 15% of the then outstanding shares of Common Stock to the extent that such shares are owned by directors or employees of the Company ("Management Registrable Securities") and are requested to be included in such registration, pro rata to the extent practicable, on the basis of the number of Registrable Securities, Third Party Registrable Securities and Management Registrable Securities requested to be registered among the participating holders of such securities, and (z) third, any other securities, including Management Registrable Securities that exceed the 15% threshold above, requested to be included in such registration, all as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering; and

          (b) If the underwritten offering has been initiated by any holder of Third Party Registrable Securities entitled to the benefit of any duly exercised demand registration right, the Company shall include in such underwriting (x) first, the securities requested to be included therein by the holder of Third Party Registrable Securities requesting such registration, (y) second, the Registrable Securities and any other Third Party Registrable Securities or Management Registrable Securities (provided, that such Management Registrable Securities shall not exceed 15% of the then outstanding shares of Common Stock) requested to be included in such registration, pro rata to the extent practicable, on the basis of the number of Registrable Securities and such other Third Party Registrable Securities and Management Registrable Securities requested to be registered among the participating holders of such securities, and (z) third, any other securities, including Management Registrable Securities that exceed the 15% threshold above, requested to be included in such registration, all as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

     1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder participating in such registration, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or state securities and blue sky laws, or otherwise insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
     (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto and any document filed in connection therewith or in connection with any registration or qualification under the state securities and blue sky laws, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act or state


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     securities and blue sky laws or any rule or regulation promulgated under the Act or state securities and blue sky laws and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in strict conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in strict conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any selling Holder's liability under this Subsection 1.9(b) exceed the proceeds received by such Holder from the offering (net of any underwriting discounts and commissions).

          (c) Promptly after receipt by an indemnified party under this Section
     1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability under this Section 1.9, but (i) only to the extent of the liability actually resulting from the failure to deliver written notice and (ii) the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. The indemnifying party will not be subject to any liability under this Section 1.9 for any settlement


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     made by the indemnified party without its consent (which consent shall not be unreasonably withheld).

          (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any selling Holder's liability under this Section 1.9(d) exceed the proceeds received by such Holder from the offering (net of any underwriting discounts and commissions).

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

     1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Class A Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;



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

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act at any time after the Company has become subject to any such reporting requirements; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.11 Form S-3 Registration. In case the Company shall receive at any time after the completion of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 is not available for such offering by the Holders; or (2) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; (3) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities on Form S-3 at a reasonably anticipated aggregate offering price to the public of less than $1,000,000; (4) if, during any twelve month period, the Company has already effected two registrations pursuant to this Section 1.11; or (5) during the periods set forth in Sections 1.2(c)(v) and (vi), if the provisions of such sections are applicable to such proposed registration.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.11, including, without limitation, all registration, filing, qualification, printers' and accounting fees, the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and the fees and disbursements of counsel for the Company, but excluding any underwriting discounts or commissions associated with Registrable Securities, shall be borne by the Company; provided, that the Company shall not be responsible for fees and disbursements of counsel for the selling Holders to the extent that they exceed $15,000. Registrations effected pursuant to this Section 1.11 shall not be counted as registrations effected pursuant to Sections 1.2 or 1.3.

     1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to any transferee or assignee who acquires at least 25% of the Registrable Securities held by such Holder immediately prior to such transfer or assignment, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. In no event shall the Company be obligated to effect more than one (1) registration pursuant to Section 1.2 hereof in the aggregate except as otherwise provided in Section 1.2(c)(ii) hereof. Notwithstanding anything herein to the contrary, the Investor shall be permitted to assign the rights to cause the Company to register Registrable Securities pursuant to this Section 1 to certain assignees of the Investor who may participate in the initial purchase of the Series B Preferred Stock.

     1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any registration right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public or if all shares of Registrable Securities held or entitled to be held upon conversion by such holder may immediately be sold without restriction under Rule 144(k); provided, that to the extent that such five year period would otherwise lapse during any period in which a request pursuant to Section 1.2 hereof is delayed pursuant to Sections 1.2(c)(v) or (vi), such five year period shall be extended for a period of time equal to such delay.

     1.14 "Market Stand-Off" Agreement. The Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however:

          (a) that such market stand-off time period shall not exceed one hundred eighty (180) days following the effective date of the Company's first registration of Common Stock or other securities under the Act and ninety (90) days following the effective date with respect to all subsequent registrations; and

          (b) all officers and directors of the Company and all five percent (5%) or greater stockholders of the Company enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     2. Covenants of the Company.

     2.1 Financial Statements and Other Information. Except as otherwise set forth below in this Section 2.1, until the Company is subject to the reporting requirements of the 1934 Act, the Company will deliver to the Investor, for so long as the Investor holds any shares of the Class A Common Stock:

          (a) as soon as available, but in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of operations and consolidated cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except for the absence of notes and subject to normal year-end adjustments);

          (b) as promptly as possible (but in any event within ninety (90) days) after the end of each fiscal year, audited consolidated statements of operations and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year and consolidated balance sheets and statements of stockholders' equity of the Company and its subsidiaries as of the end of such fiscal year, setting forth comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with United States generally accepted accounting principles, consistently applied, and accompanied by an opinion of an independent accounting firm selected by the Company's Board of Directors and, in the event such firm is not Ernst & Young LLP, reasonably acceptable to the Investor;

          (c) prior to the end of each fiscal year, an annual budget (approved by the Board of Directors) prepared on a monthly, consolidated basis for the Company and its subsidiaries for the succeeding fiscal year (displaying detailed anticipated statements of operations and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets;

          (d) promptly (and in any event within thirty (30) days) after the discovery or receipt of notice of any event or circumstance affecting the Company or its subsidiaries that is determined in good faith by the Company to be material to the Company and its subsidiaries, taken as a whole, including but not limited to, the filing of any material litigation against the Company or its subsidiaries, acquisitions, mergers, substantial sales of assets, significant regulatory or legal developments, the commencement of voluntary or involuntary bankruptcy proceedings, natural or other disasters, significant changes in management or directors, changes in auditors, and execution or termination of, or defaults under, material contracts, a letter from the Chief Executive Officer or Chief Financial Officer of the Company specifying the nature and period of existence thereof and, in the case of material litigation, what actions the Company and its subsidiaries have taken and propose to take with respect thereto;

          (e) promptly after transmission thereof, copies of all financial statements, proxy statements, reports and any other written communications which the Company sends to its stockholders generally and copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public;

          (f) a notice specifying the terms of all sales of the Company's securities, promptly following the consummation thereof; and

          (g) notice of the effectiveness under the Act of the registration covering the Company's initial public offering, such notice to be provided by telecopier immediately following the SEC's notification to the Company of such effectiveness.

     Each of the financial statements referred to in this Section 2.1 will be true and correct in all material respects and will fairly present the Company's consolidated financial position and results of operations as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the Company's financial condition, operating results or business prospects). The Company's obligation to provide to the Investor the materials described in Subsection (e) above will continue after the Company is subject to the reporting requirements of the 1934 Act until the Investor no longer holds at least 20% of the shares of the Series B Preferred Stock (or Class A Common Stock issued upon conversion thereof).

     2.2 Inspection of Property. Until the Company is subject to the reporting requirements of the 1934 Act, the Company will permit the Investor, or any representatives designated by the Investor, upon reasonable notice and during normal business hours and such other times as the Investor may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, senior management and independent accountants of the Company and its subsidiaries, and (iv) consult with the management of the Company and its subsidiaries as to their affairs, finances and accounts.

     2.3 Positive Covenants. So long as any shares of the Series B Preferred Stock (or Class A Common Stock issued upon conversion thereof) are outstanding, the Company agrees as follows:

          (a) The Company will retain Ernst & Young LLP or, in the event Ernst & Young LLP is terminated by the Company, such other independent public accountants reasonably acceptable to the Investor in its discretion who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Investor and will request the firm of independent public accountants whose services are terminated to deliver to the Investor a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investor the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

          (b) The Company's Board of Directors will meet at least once every fiscal quarter. The number of directors shall not exceed seven.

          (c) The Company shall maintain in full force and effect, fire, casualty, workmen's compensation and liability insurance policies, with extended coverage, in such amounts and with such coverage as are carried by companies in a position similar to that of the Company.

     2.4 Negative Covenants. the Company shall not without first obtaining the written consent of the Investor:

          (a) engage in any spin-out, distribution or sale of any business unit of the Company;

          (b) enter into any transactions with affiliates of the Company except on arms-length terms;

          (c) redeem or repurchase any outstanding equity securities of the Company except for: repurchases of unvested or restricted shares of Common Stock at cost from employees, consultants, or members of the Board of Directors pursuant to repurchase options of the Company (i) currently outstanding or (ii) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company's Board of Directors; or

          (d) pay any dividend on or any distribution in respect of any shares of capital stock, other than required dividends on the Series A Preferred Stock.

     2.5 Issuance of Additional Shares; Covenant Regarding Stock Options.

          (a) On the date on which the last outstanding share of the Series B Preferred Stock is converted (the "Final Conversion Date"), the Company shall determine, and identify on a schedule provided to the Holders, the maximum aggregate number of shares of Common Stock issuable upon exercise, conversion or exchange (assuming the satisfaction of any conditions thereto including, without limitation, the passage of time) of securities of the Company that are exercisable for, convertible into or exchangeable for shares of Common Stock outstanding on the Final Conversion Date (the securities identified on the schedule shall be referred to herein as the "Convertible Securities"); provided, that notwithstanding anything to the contrary herein, the Convertible Securities outstanding on the Final Conversion Date shall not include any portion of any Convertible Securities to the extent that such Convertible Securities, by their explicit terms, can no longer be exercised due to their expiration or the irrevocable failure of any precondition to their exercisability, including the failure to achieve performance goals required for exercisability. Each such share of Common Stock underlying such Convertible Securities may hereinafter be referred to as an "Underlying Share" and such maximum number of Underlying Shares may hereinafter be referred to as the "Total Number of Underlying Shares." If the Total Number of Underlying Shares exceeds 900,000, the "Protected Amount" shall equal the Total Number of Underlying Shares minus 900,000; otherwise, the Protected Amount shall equal zero (0). After the date (the "Trigger Date") upon which Convertible Securities outstanding on the Final Conversion Date that are exercisable for, convertible into or exchangeable for such number of Underlying Shares as shall equal the Protected Amount shall have been exercised, converted or exchanged, or shall have expired or terminated, the Company shall, within twenty (20) days after the end of each fiscal quarter of the Company commencing with the fiscal quarter in which the Trigger Date occurs, determine whether in such prior fiscal quarter there have been any Underlying Shares issued in excess of the Protected Amount ("Excess Shares") If any such Excess Shares shall have been issued, the Company shall, within ten (10) days of such determination, issue to the Holders, pro rata and without any additional consideration, such number of additional shares of Class A Common Stock as shall equal the aggregate number of such Excess Shares issued in such fiscal quarter multiplied by the Applicable Percentage (as defined in the Articles Supplementary to the Articles of Incorporation of the Company) determined on the Final Conversion Date. The Company's obligations pursuant to this Section 2.5(a) shall terminate at such time as all Convertible Securities outstanding on the Final Conversion Date shall no longer be outstanding (whether through exercise, conversion, exchange, expiration or termination).

          (b) During the period commencing on the date of conversion of the Series B Preferred Stock and ending two years from such date, the Company shall not without first obtaining the written consent of the Investor, issue any security convertible into Common Stock to employees, advisors, consultants or outside directors pursuant to a stock option plan or restricted stock plan if the cumulative total number of shares of Common Stock issuable or issued upon exercise of such securities issued during such period (and not repurchased at cost by the Company in connection with the termination of employment) exceeds 5% of the outstanding shares of Common Stock determined on a fully diluted basis; provided, that the Convertible Securities outstanding on the Final Conversion Date shall not be considered outstanding for purposes of this Section 2.5(b).

     2.6 Termination of Certain Covenants. The covenants set forth in Sections
2.3 and 2.4 shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten initial public offering of securities of the Company.

     3. Miscellaneous.

     3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, disregarding New York principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction.

     3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified upon delivery by registered or certified mail, postage prepaid, return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties with a copy for the Company to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., P.O. Box 2611, 2500 First Union Capital Center, Raleigh, North Carolina 27602,
Attention: Gerald F. Roach, Esq., and a copy for the Investor, to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017-2590,
Attention: Marc S. Goldfarb, Esq.

     3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees actually incurred, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INTERACTIVE MAGIC, INC.


                              By:    /s/ Robert L. Pickens
                                     _____________________________________
                                     Name:     Robert L. Pickens
                                     Title:    President
                                     Address:  P.O. Box 13491
                                               Research Triangle Park, NC  27708


                              VERTICAL FINANCIAL HOLDINGS


                              By:    /s/ Jacob Agam
                                     _____________________________________
                                     Name:     Jacob Agam
                                     Title:    Chairman
                                     Address:  Hombrechtikerstrasse 61
                                               CH-8640 Rapperswil, Switzerland



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